                                                                 ARTICLE 3.1(AT)

                            ARTICLES OF INCORPORATION

                                       OF

                     CASTLE & COOKE DEVELOPMENT CORPORATION

                  THESE ARTICLES OF INCORPORATION, made and entered into by the undersigned,

                                   WITNESSETH:

                  That the undersigned, desiring to become incorporated as a corporation in accordance with the laws of the State of Hawaii, and to obtain the rights and benefits conferred by said laws upon corporations, does hereby form a corporation, and does make and enter into the following Articles of Incorporation, the terms whereof it is agreed shall be equally obligatory upon the undersigned and upon all the parties who from time to time may hold stock in the corporation.

                                    ARTICLE I

                                      NAME

                  The name of the corporation shall be:

                     CASTLE & COOKE DEVELOPMENT CORPORATION

                                   ARTICLE II

                                     OFFICES

                  The location of the principal office of the corporation shall be in the City of Westlake Village, State of California, and the street and mailing address of the initial principal office of the corporation shall be 31355 Oak Crest Drive, Westlake Village, California 91539. The corporation may have such other offices within and without the State of Hawaii as its business may from time to time require.

                                   ARTICLE III

                                  CAPITAL STOCK

         A. The number of shares of stock that the corporation is authorized to issue shall be one thousand shares of stock, without par value, all of said stock being of the same class.

         B. The Board of Directors may determine that a portion of any consideration received by the corporation for the issuance of shares of stock of the corporation shall be treated as paid-in surplus and that the remainder of such consideration shall constitute capital of the corporation.

                                   ARTICLE IV

                   INITIAL DIRECTORS AND OFFICERS, SUBSCRIBERS

A. The number of directors constituting the initial board of directors shall be four. The names and residence addresses of the persons who are to act as the initial directors and officers of the corporation until their successors are elected or qualified or until the first annual meeting of shareholders and thereafter until their successors are elected and qualified are as follows:

                                    Directors
                                    ---------

Names                                                              Residence Addresses
-----                                                              -------------------
David B. Cooper, Jr.                                               1530 N. Curson
                                                                   Los Angeles, CA 90046

Glen T. Hierlmeier                                                 1905 Calle Los Camichenes
                                                                   Bakersfield, CA 93309

Laura M. Whitaker                                                  7549 Elroy Avenue
                                                                   Bakersfield, CA 93308

Thomas C. Leppert                                                  193 Kokololio Place
                                                                   Honolulu, HI 96821

                                    Officers
                                    --------

Names and Offices Held                                            Residence Addresses
----------------------                                            -------------------
Glen T. Hierlmeier                                                1905 Calle Los Camichenes
President                                                         Bakersfield, CA 93309

Robert Brant                                                      94-131 Akaku Place
Senior Vice President and Treasurer                               Mililani, HI 96789

Philip J. Turner                                                  11260 Overland Avenue, #1OD
Senior Vice President                                             Culver City, CA 92030

James E. Meadows                                                  8200 Kroll Way #272
Senior Vice President                                             Bakersfield, CA 93309

Laura M. Whitaker                                                 7549 Elroy Avenue
Vice President                                                    Bakersfield, CA 93308

Scott D. Peters                                                   209 El Tovar Court
Vice President                                                    Bakersfield, CA 93309

Charles D. Lindsay                                                8101 Camino Media #169
Vice President                                                    Bakersfield, CA 93311

Robert W. Hibbs                                                   7808 Westlorne Court
Vice President                                                    Bakersfield, CA 93309

J. Brett Tibbitts                                                 521 Plymouth Road
Secretary                                                         San Marino, CA 91108

Nancy L. Marsh                                                    9601 Valley Oak
Assistant Secretary                                               Bakersfield, CA 93311

Nancy Z. Klawitter                                                2000 Glenmont
Assistant Secretary                                               Bakersfield, CA 93309

David W. Perrigo                                                  23036 Cass Avenue
Assistant Treasurer                                               Woodland Hills, CA 91364

         B. The name of the subscriber for shares, the number of shares subscribed for, the subscription price of the stock subscribed for and the amount of capital (and paid-in surplus, if any) paid in cash by each subscriber are as follows:

                                                                                     Amount of Capital
                                 No. of Shares         Subscription Price              Paid In Cash
Name                             Subscribed For          For the Shares             By Each Subscriber
----                             --------------        ------------------           ------------------
Dole Food Company, Inc., a           1,000               $1.00 per share                  $1,000
Hawaii corporation

                                    ARTICLE V

                               PURPOSES AND POWERS

         A. The corporation is organized for the following purposes:

            (1) Real estate development; and

            (2) To transact any or all lawful business for which corporations may be incorporated under the Hawaii Business Corporation Act (chapter 415, Hawaii Revised Statutes) or any future similar law and which may be transacted by such corporations.

         B. The corporation shall have and possess all the powers permitted to corporations incorporated under said Hawaii Business Corporation Act or any future similar law.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

         A. If the corporation has only one shareholder, the Board of Directors shall have one or more directors. If the corporation has two shareholders, the Board of Directors shall have two or more directors. If the corporation has three or more shareholders, the Board of Directors shall have at least three directors. Subject to the foregoing, the number of directors shall be fixed in accordance with the By-laws. At least one member of the Board of Directors shall be a resident of the State of Hawaii, and in the absence of such one member, the Board of Directors shall not function, except to elect a new director who is a resident of the State of Hawaii.

         B. The members of the Board of Directors shall be elected or appointed at such times, in such manner and for such terms as may be prescribed by the By-Laws, which also may provide for the removal of directors and the filling of vacancies and may provide that the remaining members of the Board of Directors, although less than a quorum thereof, may by the affirmative vote of the majority of such remaining members fill vacancies in the Board of Directors. The directors need not be shareholders of the corporation.

         C. The Board of Directors shall have full power to control and direct the business and affairs of the corporation, subject, however, to any limitations which may be set forth in statutory provisions, in these Articles or in the By-Laws. The Board of Directors, without the approval of the shareholders of the corporation, or of any percentage thereof, may authorize the borrowing of money or the incurring of debts, even though as a result thereof the amount of the corporation's indebtedness may exceed its capital stock.

                                   ARTICLE VII

                                    OFFICERS

         A. The officers of the corporation shall consist of a President, one or more Senior Vice Presidents and one or more Vice Presidents as may be prescribed by the By-Laws, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers and assistant officers and agents as may be prescribed by the By-Laws. The officers shall be elected or appointed, hold office and may be removed as may be prescribed by the By-Laws. No officer need be a shareholder of the corporation. Any two or more offices may be held by the same individual; provided that if there are two or more directors there shall be at least two individuals as officers.

         B. All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be prescribed by the By-Laws, or as may be determined by resolution of the Board of Directors not inconsistent with the By-Laws.

                                  ARTICLE VIII

                                    INDEMNITY

         A. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct of such person was unlawful.

         B. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of this corporation. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to this corporation unless and only to the extent that the court in which such action or suit was brought or any other court having jurisdiction in the premises shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         C. To the extent that a director or officer of the corporation or a person serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph A or paragraph B of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         D. Any indemnification under paragraph A or paragraph B of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph A or paragraph B. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, by independent legal counsel in a written opinion to the corporation, or (3) by a majority vote of the shareholders, or (4) by the court in which such action, suit or proceeding was pending upon application made by this corporation or the person seeking indemnification or the attorney or other person rendering services in connection with the defense, whether or not such application is opposed by this corporation.

         E. Expenses incurred by a director of the corporation in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as authorized in this Article. Expenses incurred by a person other than a director of the corporation in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in a particular case upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as authorized in this Article.

         F. Any indemnification pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

         G. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of the status of such person as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

                                   ARTICLE IX

                                     BY-LAWS

                  The initial By-Laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal the By-Laws or adopt new By-Laws, subject to repeal or change by action of the shareholders, shall be vested in the Board of Directors.

                                    ARTICLE X

                                    AMENDMENT

                  These Articles may be amended from time to time in the manner provided by law.

                                   ARTICLE XI

                                    DURATION

                  The corporation shall exist in perpetuity.

                  I certify under the penalties of Section 415-136, Hawaii Revised Statutes, that I have read the above statements and that the same are true and correct.

                  Witness my hand this 8th day of June, 1992.

                                  /s/ George Yim
                                  ----------------------------------------------
                                   George Yim
                                   Incorporator

NONREFUNDABLE FILING FEE: $25.00                                 DOMESTIC PROFIT
DISHONORED CHECK: $7.50                                         NAME CHANGE ONLY

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         Business Registration Division
                              1010 Richards Street
              Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

                 ARTICLES OF AMENDMENT TO CHANGE CORPORATE NAME
                    (Section 415-61, Hawaii Revised Statutes)

                  The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1.       The present name of the corporation is:

         CASTLE & COOKE DEVELOPMENT CORPORATION
         -----------------------------------------------------------------------

2.       The name of the corporation is changed to:

         CASTLE & COOKE COMMUNITIES, INC.
         -----------------------------------------------------------------------

3.       Total number of shares outstanding is: 1,000
                                               ---------------------------------

4. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS AT A MEETING, COMPLETE THE FOLLOWING:

         The meeting of the shareholders was held on
                                                     ---------------------------
                                                     (Month     Day    Year)

                                                 Number Voting        Number Voting
                    Class/Series                 For Amendment      Against Amendment
        -------------------------------------   ---------------    -------------------




5. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS BY UNANIMOUS WRITTEN CONSENT OF THE SHAREHOLDERS, COMPLETE THE FOLLOWING:

         By written consent dated  February 24, 1993
                                   ---------------------------------------------
                                                    (Month    Day     Year)

         the shareholders unanimously adopted the amendment to change the corporate name.

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 1st day of March, 1993.

   Laura Whitaker, Vice President              J. Brett Tibbitts, Secretary
-------------------------------------    ---------------------------------------
     (Type/Print Name & Title)                  (Type/Print Name & Title)


/s/ Laura Whitaker                       /s/ J. Brett Tibbitts
-------------------------------------    ---------------------------------------
       (Signature of Officer)                    (Signature of Officer)

                       (SEE REVERSE SIDE FOR INSTRUCTIONS)

NONREFUNDABLE FILING FEE: $25.00                                 DOMESTIC PROFIT
SUBMIT ORIGINAL AND ONE TRUE COPY                               NAME CHANGE ONLY


                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         Business Registration Division
                              1010 Richards Street
              Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

                 ARTICLES OF AMENDMENT TO CHANGE CORPORATE NAME
                    (Section 415-61, Hawaii Revised Statutes)

                  The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1.       The present name of the corporation is:

         CASTLE & COOKE COMMUNITIES, INC.
         -----------------------------------------------------------------------

2.       The name of the corporation is changed to:

         BLUE ANTHURIUM, INC.
         -----------------------------------------------------------------------

3.       Total number of shares outstanding is: 1,000
                                               ---------------------------------

4. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS AT A MEETING, COMPLETE THE FOLLOWING:

         The meeting of the shareholders was held on
                                                     ---------------------------
                                                     (Month     Day    Year)

                                                 Number of Shares Voting For       Number of Shares Voting Against
                    Class/Series                          Amendment                           Amendment
        -------------------------------------   -----------------------------    -----------------------------------



5. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS BY UNANIMOUS WRITTEN CONSENT OF THE SHAREHOLDERS, COMPLETE THE FOLLOWING:

         By written consent dated               March 15, 1996                ,
                                  --------------------------------------------
                                                (Month        Day         Year)

         the shareholders unanimously adopted the amendment to change the corporate name.

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 18th day of March, 1996.

  Patricia A. McKay, Vice President        Theresa L. Hoover, Asst. Secretary
-------------------------------------    ---------------------------------------
      (Type/Print Name & Title)                (Type/Print Name & Title)


/s/ Patricia A. McKay                    /s/ Theresa L. Hoover
-------------------------------------    ---------------------------------------
      (Signature of Officer)                      (Signature of Officer)


                       (SEE REVERSE SIDE FOR INSTRUCTIONS)